EXHIBIT 10.12

CONSENT TO ENTRY OF JUDGMENT BY CONFESSION

___________ COUNTY    )
) ss.
STATE OF ___________ )

Defendant, Cord Blood America, Inc., a Florida corporation (“Defendant”), hereby knowingly and voluntarily waives service of process and consents to the entry of a Judgment by Confession in substantially the form attached hereto as Exhibit A, to be entered at the request of counsel for Tonaquint, Inc., a Utah corporation, and its successors or assigns (“Plaintiff”), if an Event of Default (as defined in that certain Secured Convertible Promissory Note dated June __, 2012 (the “Note”) occurs.  The Judgment Amount (as defined in the Judgment by Confession) shall be all unpaid amounts accrued and owing under the Note, together with reasonable attorneys’ fees and collection costs, at the time the Judgment by Confession is filed.  Plaintiff agrees it will not file the Judgment by Confession unless and until an Event of Default has occurred under the Note; provided, however, that upon such an occurrence, Plaintiff shall be entitled to immediately file such Judgment by Confession in ex parte fashion.  Plaintiff’s counsel shall provide the Court with an affidavit stating that Defendant has failed to abide by and satisfy the terms of the Note and stating the Judgment Amount.

[remainder of page intentionally left blank]

[Signature Page to Consent to Entry of Judgment by Confession]

EXHIBIT A TO CONSENT TO ENTRY OF JUDGMENT BY CONFESSION

Telephone:	(_____)
Facsimile:	(_____)

Attorney for Tonaquint, Inc.

IN THE THIRD JUDICIAL DISTRICT COURT IN AND FOR SALT LAKE COUNTY, STATE OF UTAH
)
TONAQUINT, INC., a Utah corporation ,	)
	)	JUDGMENT BY CONFESSION
Plaintiff,	)
	)	Case No.	_________________
vs.	)
)
CORD BLOOD AMERICA, INC., a Florida	)
corporation,	)	Judge	_________________
)
Defendant.	)
)

Pursuant to Rule 58A(f) of the Utah Rules of Civil Procedure and the affidavit of counsel for Tonaquint, Inc., a Utah corporation, its successors or assigns (“Plaintiff”), the Court hereby enters judgment against CORD BLOOD AMERICA, INC., a Florida corporation (“Defendant”), as follows:

1. Defendant failed to comply with the terms of that certain Secured Convertible Promissory Note dated June __, 2012, made by Defendant in favor of Plaintiff, a copy of which is attached hereto as Attachment 1 (the “Note”), in that Defendant failed to make a required payment or payments thereunder or otherwise abide by and satisfy the terms thereof.

2. By virtue of Defendant’s default and violation of the Note, judgment in favor of Plaintiff is hereby entered against Defendant in the amount of $1,252,000.00, plus costs (including reasonable attorneys’ fees) and accrued and unpaid interest, penalties, fees, and adjustments, less any payments previously made by Defendant, which net amount is $____ (the “Judgment Amount”).

3. Interest shall accrue on the Judgment Amount at the rate of 18% per annum until all amounts due under the terms of this Judgment by Confession are paid to Plaintiff.

4. It is agreed that this Judgment by Confession shall not be filed or recorded by Plaintiff unless or until the occurrence of an Event of Default (as defined in the Note).
DATED this ____day of ______, 201____

BY THE COURT

Third Judicial District Court Judge

ATTACHMENT 1

SECURED CONVERTIBLE PROMISSORY NOTE

[to be attached]